Exhibit 99.2

NEWS RELEASE

For additional information, contact:

Oncor Communications: 877.426.1616

Oncor Investor Relations: 214.486.6035

ONCOR ANNOUNCES RESULTS OF EARLY PARTICIPATION IN EXCHANGE OFFER

DALLAS (September 21, 2020) — Oncor Electric Delivery Company LLC (“Oncor”) announced today the early participation results of the private offer to exchange (the “Exchange Offer”) the outstanding debt securities listed in the table below (collectively, the “Old Notes”) held by Eligible Holders (as defined below) for $300,000,000 in aggregate principal amount of Oncor’s new series of 5.35% Senior Secured Notes due 2052 (the “New Notes”), as further described below.

The withdrawal deadline for the Exchange Offer occurred at 5:00 p.m. New York City time on September 21, 2020 (the “Withdrawal Date”) and has not been further extended. As a result, Old Notes tendered prior to the withdrawal deadline on the Withdrawal Date may no longer be withdrawn, except where additional withdrawal rights are required by law (as determined by Oncor in its sole discretion).

The settlement date for Old Notes validly tendered and not validly withdrawn at or prior to 5:00 p.m., New York City time, on September 21, 2020 (the “Early Participation Date”) is expected to be September 23, 2020 (the “Early Settlement Date”). Holders whose Old Notes are accepted for exchange will receive interest, if any, that has accrued from the most recent interest payment date in respect of the Old Notes to, but not including, the Early Settlement Date.

The following table sets forth certain information regarding the Old Notes and the Exchange Offer, including the aggregate principal amount of each series of Old Notes that was validly tendered and not validly withdrawn before the Withdrawal Date and the aggregate principal amount of each series of Old Notes that Oncor expects to accept:

Oncor Notes to be Exchanged	CUSIP/PPN.	Outstanding Principal Amount	Acceptance Priority Level	Principal Amount Tendered (1)	Principal Amount Accepted(2)
7.25% Senior Notes, Series B, due December 30, 2029	68233J B*4	$34,715,560.00	1	$34,715,560.00	$34,715,560.00	(3)

6.47% Senior Notes, Series A, due September 30, 2030	68233J A#1	$80,089,519.21	1	$80,089,519.21	$80,089,519.21	(3)

Oncor Notes to be Exchanged	CUSIP/PPN.	Outstanding Principal Amount	Acceptance Priority Level	Principal Amount Tendered (1)		Principal Amount Accepted(2)
7.000% Senior Secured Notes due 2032	68233D AT4	$500,000,000	1	$6,522,000	(4)	$6,522,000

7.250% Senior Secured Notes due 2033	68233D AP2	$350,000,000	1	$26,533,000	(4)	$26,533,000

5.30% Senior Secured Notes due 2042	68233J AS3	$500,000,000	2	$240,489,000	(4)	$152,141,000

(1)

The aggregate principal amount of each series of Old Notes with Acceptance Priority Level 1 and Acceptance Priority Level 2, respectively, that have been validly tendered for exchange and not validly withdrawn, as of 5:00 p.m., New York City time, on September 21, 2020.

(2)

The aggregate principal amount of each series of validly tendered and not validly withdrawn Old Notes with Acceptance Priority Level 1 and Acceptance Priority Level 2, respectively, that have been accepted for exchange.

(3)	The issuance of New Notes will be rounded down to the nearest $1,000 principal amount. Oncor will pay any difference in cash in lieu of fractional amounts on the Early Settlement Date.
(4)	Based on information provided by the exchange agent to Oncor.

The Exchange Offer is subject to an aggregate exchange limit equal to the principal amount of Old Notes tendered that would require Oncor to issue the New Notes in an aggregate principal amount of $300,000,000 (the “Maximum Exchange Amount”). Subject to the terms and conditions of the Exchange Offer, on the Early Settlement Date, Oncor will accept for exchange the Old Notes tendered in the Exchange Offer in accordance with the “Acceptance Priority Level” (in numerical priority order) as set forth on the table above for each series of Old Notes (each an “Acceptance Priority Level” or “Level”), with Level 1 being the highest priority level. On the Early Settlement Date, Old Notes validly tendered on or before the Early Participation Date and not validly withdrawn will be accepted in accordance with the procedures described in the offering memorandum in the following order: (i) all Old Notes with Level 1 tendered on or before the Early Participation Date and not validly withdrawn on or before the Withdrawal Date and (ii) Old Notes with Level 2 tendered on or before the Early Participation Date and not validly withdrawn on or before the Withdrawal Date (subject to proration, as described below).

Since the Maximum Exchange Amount is not adequate to accept for exchange all of the validly tendered and not validly withdrawn Old Notes with Acceptance Priority Level 2, Oncor will allocate the available Maximum Exchange Amount among the aggregate principal amount of the Old Notes in Acceptance Priority Level 2 on a pro rata basis, as listed in the table above. After application of the pro rata calculation, Oncor will round the principal amount of the prorated series of Old Notes of Eligible Holders to be accepted for exchange down to the nearest $1,000 of principal amount at maturity. In the event Old Notes tendered are not accepted for exchange due to proration, they will be returned or credited promptly to the Eligible Holder’s account. Depending on the amount of a particular series of Old Notes tendered by an Eligible Holder and the proration applied, if the principal amount of such Old Notes that are unaccepted and returned to such Eligible Holder as a result of proration would result in less than the minimum denomination required by the indenture governing such Old Notes, Oncor will either accept or reject all of such Holder’s validly tendered Old Notes. Oncor does not expect to accept for exchange any Old Notes that are validly tendered after the Early Participation Date but before 11:59 p.m., New York City time, on October 5, 2020, unless extended by Oncor (the “Expiration Date”).

Consummation of the Exchange Offer is subject to a number of conditions, including the absence of certain adverse legal and market developments. The Exchange Offer is also conditioned upon there having been validly tendered and not withdrawn, prior to the Expiration Date, Old Notes in a principal amount not less than the amount that would require Oncor to issue the New Notes in the aggregate principal amount of $300,000,000 (the “Minimum Condition”). The amount of outstanding Old Notes validly tendered and not validly withdrawn as of September 21, 2020, as reflected in the table above, satisfied the Minimum Condition.

The Exchange Offer is being conducted upon the terms and subject to the conditions set forth in an offering memorandum, as amended by this press release, and the related letter of transmittal. The complete terms and conditions of the Exchange Offer are described in the offering memorandum and related letter of transmittal. Terms used but not defined herein have the meanings set forth in the offering memorandum. The Exchange Offer is only made, and copies of the offering documents will only be made available, to any holder of the Old Notes who has certified such holder’s status as (1) a “qualified institutional buyer” under Rule 144A under the Securities Act of 1933, as amended or (2) a non-US person outside the United States as defined under Regulation S under the Securities Act (each, an “Eligible Holder”).

The New Notes have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirements.

This announcement does not constitute an offer to sell or a solicitation of an offer to buy any of the foregoing notes. The Exchange Offer is being made solely by the offering memorandum and related letter of transmittal and only to such persons and in such jurisdictions as is permitted under applicable law. This announcement is being issued pursuant to and in accordance with Rule 135c under the Securities Act.

Additional information concerning the terms of the Exchange Offer may be obtained by contacting D.F. King & Co., Inc., the exchange agent for the 7.000% Senior Secured Notes due 2032, 7.250% Senior Secured Notes due 2033 and 5.30% Senior Secured Notes due 2042 and information agent in connection with the Exchange Offer, at (866) 856-3065 or oncor@dfking.com.

This announcement does not constitute an offer or solicitation to participate in the Exchange Offer in any jurisdiction in which it is unlawful to make such an offer.

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